EXHIBIT 99.1

Berkeley Lights Reports Second Quarter 2022 Financial Results

Company outlines near-term strategic plan to generate positive operating cashflow by early 2025

EMERYVILLE, Calif. August 9, 2022 – Berkeley Lights, Inc. (Nasdaq: BLI), a leader in digital cell biology, today reported financial results for the quarter ended June 30, 2022.

Financial Highlights

•Delivered total revenue of $19.2 million for the second quarter of 2022, representing a decrease of 1% compared to the second quarter of 2021

•Achieved recurring revenue of $5.9 million, an increase of 50% year over year

•Delivered gross margin of 67% for the second quarter of 2022 compared to 66% for the second quarter of 2021

•Reduced operating costs through a global workforce reduction of approximately 12% in July 2022 and optimized business structure and processes to decrease cash burn to approximately $30 million in 2023

Business update
During the quarter, Berkeley Lights management completed a comprehensive assessment of the business and initiated a near-term strategic plan aligned to five pillars where the Company will:

•Generate positive operating cash flow by early 2025;

•Prioritize R&D return on investment through increased focus and rigor on development initiatives;

•Deliver consistent commercial execution through a new sales structure and enhanced product portfolio and pricing strategy;

•Build a world-class leadership team with a proven track record in profitably scaling life sciences tools and services companies; and

•Evaluate M&A opportunities that will accelerate profitable growth and leverage our current cost structure.

“In the second quarter, we made meaningful progress to transform Berkeley Lights from a technology platform company into a growing, profitable and sustainable life sciences tools and services company,” said Dr. Siddhartha Kadia, chief executive officer of Berkeley Lights. “We are confident and excited about the opportunities ahead for Berkeley Lights and our ability to advance our strategy to create value for our shareholders.”

Second Quarter 2022 Financial Results

	Three months ended June 30,
(in thousands, except per share data)	2022	2021
	(unaudited)	(unaudited)
Revenue	$19,150	$19,250
Gross profit	$12,926	$12,728
Gross margin %	67%	66%
Operating expenses	$38,473	$30,577
Loss from operations	$(25,547)	$(17,849)
Net loss	$(25,747)	$(18,154)
Net loss attributable to common stockholders per share, basic and diluted	$(0.38)	$(0.27)
Total stock-based compensation	$6,565	$5,629

2022 Guidance Outlook

Berkeley Lights now expects full-year 2022 revenue to be approximately in line with full-year 2021 revenue as the Company works to realign the business around its new strategic objectives.

Webcast and Conference Call Information
Berkeley Lights will host a conference call to discuss the second quarter 2022 financial results after market close on Tuesday, August 9, 2022 at 1:30 p.m. Pacific Time/4:30 p.m. Eastern Time. A webcast of the conference call can be accessed at http://investors.berkeleylights.com. The webcast will be archived and available for replay for at least 90 days after the event.

About Berkeley Lights
Berkeley Lights is a leading digital cell biology company focused on enabling and accelerating the rapid development and commercialization of biotherapeutics and other cell-based products for our customers. The Berkeley Lights Platform captures deep phenotypic, functional, and genotypic information for thousands of single cells in parallel and can also deliver the live biology customers desire in the form of the best cells. Our platform is a fully integrated, end-to-

end solution, comprising proprietary consumables, including our OptoSelect® chips and reagent kits, advanced automation systems, and application software. We developed the Berkeley Lights Platform to provide the most advanced environment for rapid functional characterization of single cells at scale, the goal of which is to establish an industry standard for our customers throughout their cell-based product value chain.

Berkeley Lights’ Beacon and Lightning systems and Culture Station instrument are: FOR RESEARCH USE ONLY. Not for use in diagnostic procedures.

Forward Looking Statements

This press release contains forward-looking statements that are based on management’s beliefs and assumptions and on information currently available to management. All statements contained in this release other than statements of historical fact are forward-looking statements, including statements regarding our ability to develop, commercialize and achieve market acceptance of our current and planned products and services, our research and development efforts, and other matters regarding our business strategies, use of capital, results of operations and financial position, and plans and objectives for future operations.

In some cases, you can identify forward-looking statements by the words “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements. These risks, uncertainties and other factors are described under "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and elsewhere in the documents we file with the Securities and Exchange Commission from time to time. We caution you that forward-looking statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain. As a result, the forward-looking statements may not prove to be accurate. The forward-looking statements in this press release represent our views as of the date hereof. We undertake no obligation to update any forward-looking statements for any reason, except as required by law.

Press Contact
Media@berkeleylights.com

Investor Contact
IR@berkeleylights.com

Berkeley Lights, Inc.
Condensed Consolidated Statements of Operations (Unaudited)
(In thousands, except share and per share data)

	Three months ended June 30,		Six months ended June 30,
	2022	2021	2022	2021

Revenue:
Product revenue	$9,468	$13,021	$19,242	$26,554
Service revenue	9,682	6,229	20,114	11,324
Total revenue	19,150	19,250	39,356	37,878
Cost of sales:
Product cost of sales	2,614	3,332	5,309	7,035
Service cost of sales	3,610	3,190	7,294	5,664
Total cost of sales	6,224	6,522	12,603	12,699
Gross profit	12,926	12,728	26,753	25,179
Operating expenses:
Research and development	18,178	13,535	35,751	26,562
General and administrative	13,024	11,725	24,740	20,692
Sales and marketing	7,271	5,317	13,082	10,923
Total operating expenses	38,473	30,577	73,573	58,177
Loss from operations	(25,547)	(17,849)	(46,820)	(32,998)
Other income (expense):
Interest expense	(227)	(356)	(451)	(710)
Interest income	53	43	87	109
Other income (expense), net	(22)	34	35	53
Loss before income taxes	(25,743)	(18,128)	(47,149)	(33,546)
Provision for income taxes	4	26	24	43
Net loss	$(25,747)	$(18,154)	$(47,173)	$(33,589)

Net loss attributable to common stockholders per share, basic and diluted	$(0.38)	$(0.27)	$(0.70)	$(0.51)
Weighted-average shares used in calculating net loss per share, basic and diluted	67,985,664	66,790,755	67,842,372	66,029,307

Berkeley Lights, Inc.
Condensed Consolidated Balance Sheets
(In thousands)

Assets	June 30, 2022	December 31, 2021
	(unaudited)
Current assets:
Cash and cash equivalents	$143,024	$178,096
Short-term marketable securities	9,361	—
Trade accounts receivable	13,815	25,942
Inventory	15,664	14,547
Prepaid expenses and other current assets	10,606	11,985
Total current assets	192,470	230,570
Restricted cash	—	270
Property and equipment, net	29,317	27,992
Operating lease right-of-use assets	24,522	26,060
Other assets	2,397	2,361
Total assets	$248,706	$287,253
Liabilities and Stockholders’ Equity
Current liabilities:
Trade accounts payable	$8,499	$8,198
Accrued expenses and other current liabilities	11,945	12,425
Deferred revenue	8,694	12,128
Total current liabilities	29,138	32,751
Notes payable	19,794	19,762
Deferred revenue, net of current portion	1,221	2,187
Lease liability, long-term	24,137	24,337
Total liabilities	74,290	79,037
Stockholders’ equity:
Common stock	4	4
Additional paid-in capital	485,212	471,820
Accumulated deficit	(310,781)	(263,608)
Accumulated other comprehensive loss	(19)	—
Total stockholders’ equity	174,416	208,216
Total liabilities and stockholders’ equity	$248,706	$287,253